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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated January 30, 1997 and April 11, 1997, which includes an explanatory paragraph regarding the restatement of the 1995 and 1996 financial statements, on our audits of the consolidated financial statements of FormMaker Software, Inc. We also consent to the reference of our firm under the caption
"Experts".

                           Coopers & Lybrand L.L.P.

Atlanta, Georgia

February 20, 1998